Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2024 Financial Results
– 509,000 Square Feet of Leasing Activity –
– Purchased Partner's 45% Interest in 1455 Market –
– Provides Second Quarter FFO Outlook and Updates Full-Year Assumptions –
____________
LOS ANGELES (May 1, 2024)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the first quarter 2024.

"Our office leasing momentum accelerated to start off the year, as we signed over 500,000 square feet of leases in the first quarter. Leveraging our well-positioned portfolio and the strength of our platform, our team is executing on leasing even as adverse market conditions persist, and we view long-term demand drivers for our office space as compelling," commented Victor Coleman, Hudson Pacific's Chairman and CEO. "While we remain focused on further strengthening our balance sheet through targeted asset sales, in the first quarter, we purchased our partners’ stake in 1455 Market in San Francisco. Already in the second quarter, we signed a 157,000-square-foot new lease at that asset, which is the largest lease executed in downtown since 2021, and we have another 290,000 square feet throughout our portfolio in leases or LOIs.

"In the first quarter, revenues across essentially all our studio business segments increased quarter-over-quarter, and we now have leases, activity or interest in the majority of our stages. While the long-term fundamentals related to content and subscriber growth remain intact, production has ramped more slowly than anticipated post-strikes, partly attributable to the upcoming expiration of the IATSE and Teamsters Local 399 union contracts. Until visibility improves for our Quixote business, which is primarily leased on a show-by-show basis, we are adjusting our outlook to account for this industry uncertainty."

Financial Results Compared to First Quarter 2023
•Total revenue of $214.0 million compared to $252.3 million, with the primary drivers being asset sales, followed by a large tenant vacating space at 1455 Market, and lower occupancy and utilization of studio stages and services, respectively
•Net loss attributable to common stockholders of $52.2 million, or $0.37 per diluted share, compared to net loss of $20.4 million, or $0.14 per diluted share, due to the aforementioned changes to revenue
•FFO, excluding specified items, of $24.2 million, or $0.17 per diluted share, compared to $49.7 million, or $0.35 per diluted share, with the change mostly due to the items affecting revenue, offset by reduced interest expense and less FFO allocable to non-controlling interests. Specified items consisted of transaction-related expenses of $2.2 million, or $0.01 per diluted share, compared to prior year transaction related expenses of $1.2 million, or $0.01 per diluted share
•FFO of $22.0 million, or $0.15 per diluted share, compared to $48.5 million, or $0.34 per diluted share
•AFFO of $28.5 million, or $0.19 per diluted share, compared to $35.0 million, or $0.24 per diluted share, largely attributable to the items affecting revenue, offset by higher cash and lower GAAP revenue and reduced recurring capital expenditures
•Same-store cash NOI of $108.3 million, compared to $124.4 million, mostly driven by two tenant move outs, one at 1455 Market and one at Sunset Las Palmas Studios

Hudson Pacific Properties, Inc.
Press Release

Leasing
•Executed 73 new and renewal leases totaling 508,615 square feet, with significant leases including:
◦82,000 square feet of new and renewal leases with consumer electronics company TDK InvenSense at Concourse with an eight-year term
◦54,000-square-foot new lease with a software company at Bentall Centre with an approximately 11-year term
◦36,000-square-foot new lease with a bio-tech company at Metro Center with an approximately five-year term
◦24,000-square-foot new lease with a semiconductor company at Metro Plaza with an approximately six-year term
•Subsequent to the quarter, signed a 157,000-square-foot new lease with the City of San Francisco at 1455 Market with a 21-year term
•GAAP rents increased 6.2% and cash rents decreased 5.4% from prior levels, with the decrease in cash rents primarily resulting from the aforementioned new and renewal leases at Concourse
•In-service office portfolio ended the quarter at 79.0% occupied and 80.5% leased, compared to 80.8% and 81.9%, respectively, in fourth quarter of last year, with the decreases attributable to small to mid-size tenants vacating space in the San Francisco Bay Area and Seattle
•On average over the trailing 12 months, the in-service studio portfolio was 76.9% leased, and the related 34 stages were 79.4% leased, compared to 80.4% and 84.7%, respectively, in the fourth quarter of last year, with the decreases due to the aforementioned tenant move out at Sunset Las Palmas Studios
Transactions
•Purchased for $43.5 million (before prorations and closing costs) a joint venture partner's 45% ownership interest in 1455 Market, a 1.0 million-square-foot office property in San Francisco, California, and subsequently signed the aforementioned 157,000-square-foot new lease
Development
•Subsequent to the quarter, substantially completed the 546,000-square-foot Washington 1000 office development in Seattle and the 241,000-square-foot Sunset Glenoaks studio development in Los Angeles
Balance Sheet as of March 31, 2024
•$734.3 million of total liquidity comprised of $114.3 million of unrestricted cash and cash equivalents and $620.0 million of undrawn capacity under the unsecured revolving credit facility
•$15.7 million and $183.1 million of undrawn capacity under construction loans secured by Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 37.0% with 91.9% of debt fixed or capped and no material maturities until November 2025
Dividend
•The Company's Board of Directors reinstated and declared a quarterly dividend on its common stock of $0.05 per share, and declared a quarterly dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share
Corporate Responsibility
•Subsequent to the quarter, issued the Company's 2023 Corporate Responsibility Report, detailing awards and recognition received, and success in achieving and progressing on related goals

Hudson Pacific Properties, Inc.
Press Release

2024 Outlook
Hudson Pacific's in-service office and studio portfolios continue to perform in line with the Company's full-year 2024 outlook provided in February of this year. The Company is therefore providing an FFO outlook of $0.15 to $0.19 per diluted share for the second quarter, but updating only key assumptions for its full-year 2024 FFO outlook, including same-store property cash NOI growth. This reflects the Company's office leasing momentum and gradual improvements within the office operating environment, as well as long-term leases and the swift return of productions filming prior to the WGA and SAG-AFTRA strikes at our in-service studio assets. However, as has been well documented in the press, post-strikes, the film and television industry has recovered far more slowly than anticipated. Contributing factors include: pending expiration of the IATSE and Teamsters Local 399 union contracts in May and July, respectively; logistical and resource constraints as multiple productions attempt to re-start simultaneously; and industry consolidation and shifting business models as networks pursue profitability. Hudson Pacific's limited visibility at this time as to the precise impact of each of these factors, presents challenges to estimating how and when production counts will normalize, and, by extension, cash flow related to the Quixote business, the primary drivers of which are stages and services leased show-by-show. For clarity, Hudson Pacific's same-store property portfolio and full-year outlook assumptions exclude Quixote. Further, the Company's outlook assumes IATSE and Teamsters do not strike, and production begins to pick up in early June following successful resolution of IATSE contract negotiations. There are no specified items in connection with this guidance.

The Company's FFO outlook and the related assumptions reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this guidance:

Unaudited, in thousands, except share data

	Full Year 2024
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(11.75)%	(12.75)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$(2,500)	$(7,500)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,500)	$(8,500)
General and administrative expenses(4)	$(80,000)	$(86,000)
Interest expense(5)	$(172,000)	$(182,000)
Non-real estate depreciation and amortization	$(32,000)	$(34,000)
FFO from unconsolidated joint ventures	$1,000	$3,000
FFO attributable to non-controlling interests	$(19,000)	$(23,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	145,000,000	146,000,000
(1)Same-store for the full year 2024 is defined as the 41 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2023, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2024.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $26,000 in 2024.
(5)Includes non-cash interest expense, which the Company estimates at $6,000 in 2024.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2024 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

Hudson Pacific Properties, Inc.
Press Release

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2024 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss first quarter 2024 financial results at 9:00 a.m. PT / 12:00 p.m. ET on May 2, 2024. Please dial (833) 470-1428 and enter passcode 651313 to access the call. International callers should dial (404) 975-4839 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Hudson Pacific Properties, Inc.
Press Release

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	3/31/24	12/31/23
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,178,529	$8,212,896
Accumulated depreciation and amortization	(1,736,720)	(1,728,437)
Investment in real estate, net	6,441,809	6,484,459
Non-real estate property, plant and equipment, net	119,750	118,783
Cash and cash equivalents	114,305	100,391
Restricted cash	19,267	18,765
Accounts receivable, net	23,980	24,609
Straight-line rent receivables, net	217,685	220,787
Deferred leasing costs and intangible assets, net	319,214	326,950
Operating lease right-of-use assets	370,056	376,306
Prepaid expenses and other assets, net	90,812	94,145
Investment in unconsolidated real estate entities	270,440	252,711
Goodwill	264,144	264,144
TOTAL ASSETS	$8,251,462	$8,282,050

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,034,300	$3,945,314
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	203,194	203,736
Operating lease liabilities	383,993	389,210
Intangible liabilities, net	26,305	27,751
Security deposits, prepaid rent and other	87,047	88,734
Total liabilities	4,800,975	4,720,881

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	52,108	57,182

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 03/31/24 and 12/31/23	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,144,592 shares and 141,034,806 shares outstanding at 03/31/24 and 12/31/23, respectively	1,403	1,403
Additional paid-in capital	2,753,640	2,651,798
Accumulated other comprehensive income (loss)	3,033	(187)
Total HPP stockholders' equity	3,183,076	3,078,014
Non-controlling interest—members in consolidated real estate entities	120,526	335,439
Non-controlling interest—units in the operating partnership	84,962	80,719
Total equity	3,388,564	3,494,172
TOTAL LIABILITIES AND EQUITY	$8,251,462	$8,282,050

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended
	3/31/2024	3/31/2023
	(Unaudited)	(Unaudited)
REVENUES
Office
Rental revenues	$171,427	$202,657
Service and other revenues	3,648	3,976
Total office revenues	175,075	206,633
Studio
Rental revenues	13,600	16,253
Service and other revenues	25,348	29,377
Total studio revenues	38,948	45,630
Total revenues	214,023	252,263
OPERATING EXPENSES
Office operating expenses	72,947	74,054
Studio operating expenses	37,109	37,244
General and administrative	19,710	18,724
Depreciation and amortization	91,854	97,139
Total operating expenses	221,620	227,161
OTHER INCOME (EXPENSES)
Loss from unconsolidated real estate entities	(743)	(745)
Fee income	1,125	2,402
Interest expense	(44,089)	(53,807)
Interest income	854	371
Management services reimbursement income—unconsolidated real estate entities	1,156	1,064
Management services expense—unconsolidated real estate entities	(1,156)	(1,064)
Transaction-related expenses	(2,150)	(1,186)
Unrealized (loss) gain on non-real estate investments	(898)	839
Gain on sale of real estate	—	7,046
Other income	143	5,161
Total other expenses	(45,758)	(39,919)
Loss before income tax benefit (provision)	(53,355)	(14,817)
Income tax benefit (provision)	—	—
Net loss	(53,355)	(14,817)
Net income attributable to Series A preferred units	(153)	(153)
Net income attributable to Series C preferred shares	(5,047)	(5,047)
Net income attributable to participating securities	(202)	(553)
Net loss (income) attributable to non-controlling interest in consolidated real estate entities	4,169	(1,031)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,157	894
Net loss attributable to common units in the operating partnership	1,229	282
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(52,202)	$(20,425)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.37)	$(0.14)
Net loss attributable to common stockholders—diluted	$(0.37)	$(0.14)
Weighted average shares of common stock outstanding—basic	141,122	141,025
Weighted average shares of common stock outstanding—diluted	141,122	141,025

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/2024	3/31/2023
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(53,355)	$(14,817)
Adjustments:
Depreciation and amortization—consolidated	91,854	97,139
Depreciation and amortization—non-real estate assets	(7,981)	(8,392)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,151	1,263
Gain on sale of real estate	—	(7,046)
Unrealized loss (gain) on non-real estate investments	898	(839)
FFO attributable to non-controlling interests	(5,326)	(13,637)
FFO attributable to preferred shares and units	(5,200)	(5,200)
FFO to common stock/unit holders	22,041	48,471
Specified items impacting FFO:
Transaction-related expenses	2,150	1,186
FFO (excluding specified items) to common stock/unit holders	$24,191	$49,657

Weighted average common stock/units outstanding—diluted	146,221	143,329
FFO per common stock/unit—diluted	$0.15	$0.34
FFO (excluding specified items) per common stock/unit—diluted	$0.17	$0.35

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended
	3/31/2024	3/31/2023
FFO (excluding specified items)	$24,191	$49,657
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	2,018	(9,136)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,666	1,823
Non-real estate depreciation and amortization	7,981	8,392
Non-cash interest expense	1,846	4,676
Non-cash compensation expense	6,532	5,156
Recurring capital expenditures, tenant improvements and lease commissions	(15,743)	(25,525)
AFFO	$28,491	$35,043

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	3/31/2024	3/31/2023
Net loss	$(53,355)	$(14,817)
Adjustments:
Loss from unconsolidated real estate entities	743	745
Fee income	(1,125)	(2,402)
Interest expense	44,089	53,807
Interest income	(854)	(371)
Management services reimbursement income—unconsolidated real estate entities	(1,156)	(1,064)
Management services expense—unconsolidated real estate entities	1,156	1,064
Transaction-related expenses	2,150	1,186
Unrealized loss (gain) on non-real estate investment	898	(839)
Gain on sale of real estate	—	(7,046)
Other income	(143)	(5,161)
General and administrative	19,710	18,724
Depreciation and amortization	91,854	97,139
NOI	$103,967	$140,965

NOI Detail
Same-store office cash revenues	167,096	179,404
Straight-line rent	(3,308)	63
Amortization of above/below-market leases, net	1,399	1,591
Amortization of lease incentive costs	(128)	(282)
Same-store office revenues	165,059	180,776

Same-store studios cash revenues	19,144	21,904
Straight-line rent	191	494
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	19,326	22,389

Same-store revenues	184,385	203,165

Same-store office cash expenses	66,404	64,989
Straight-line rent	324	414
Non-cash compensation expense	19	35
Amortization of above/below-market ground leases, net	650	676
Same-store office expenses	67,397	66,114

Same-store studio cash expenses	11,542	11,920
Non-cash compensation expense	51	111
Same-store studio expenses	11,593	12,031

Same-store expenses	78,990	78,145

Same-store NOI	105,395	125,020
Non-same-store NOI	(1,428)	15,945
NOI	$103,967	$140,965

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general

Hudson Pacific Properties, Inc.
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and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.